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                                               Exhibit 5

May 7, 1996



Sterling House Corporation
Suite 500
453 South Webb Road
Wichita, KS  67207

RE:  Sterling House Corporation
     Registration Statement on Form S-8

Gentlemen:

We have acted as securities counsel for Sterling House Corporation (the "Company") in connection with the preparation of a registration statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933 to be filed with the Securities and Exchange Commission (the "Commission") on May 14, 1996, in connection with the registration of two hundred thirty-seven thousand (237,000) shares of Common Stock, no par value, to be issued under the Sterling House Corporation 1995 Stock Option Plan (the "Plan") and of seventy-two thousand (72,000) shares issuable upon the exercise of certain Directors' Options granted outside of the Plan (the "Directors' Options") (the aggregate of such three hundred nine thousand [309,000] shares of Common Stock referred to herein as the "Shares").

In connection with the preparation of the Registration Statement and the proposed issuance and sale of the Shares in accordance with the Plan and the Directors' Options, and the Form S-8 prospectus to be delivered thereunder, we have made certain legal and factual examinations and inquiries and examined, among other things, such documents, records, instruments, agreements, certificates and matters as we have considered appropriate and necessary for the rendering of this opinion. We have assumed for the purpose of this opinion the authenticity of all documents submitted to us as originals and the conformity with the originals of all documents submitted to us as copies, and the genuineness of the signatures thereon. As to various questions of fact material to this opinion, we have, when relevant facts were not independently established, relied, to the extent deemed proper by us, upon certificates and statements of officers and representatives of the Company.
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Based on the foregoing and in reliance thereon, it is our opinion that the Shares have been duly authorized and, after the Registration Statement becomes effective and after any post-effective amendment required by law is duly completed, filed and becomes effective, and when the applicable provisions of "Blue Sky" and other state securities laws shall have been complied with, and when the Shares are issued and sold in accor-dance with the Plan or the Directors' Options, as the case may be, and the Form S-8 prospectus to be delivered to participants in the Plan and/or the participating Directors, the Shares will be legally issued, fully paid and non-assessable.

We hereby consent to the inclusion of our opinion as Exhibit "5" to the Registration Statement and further consent to the reference to this firm in the Registration Statement. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules and regulations of the Commission thereunder.

This opinion is rendered solely for your benefit in accordance with the subject transaction and is not to be otherwise used, circulated, quoted or referred to without our prior written consent. We are opining herein as to the effect on the subject transaction only of United States federal law and the General Corporation Law of the State of Kansas, without regard for choice of law principles, and we assume no responsibility as to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction.

Yours very truly,

KLENDA, MITCHELL, AUSTERMAN & ZUERCHER, L.L.C.


By  /s/ Michael R. Biggs
__________________________
Michael R. Biggs, a Member
MRB:bll

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                                                      Exhibit 23

                Consent of Independent Auditors


We consent to the reference to our firm under the caption Experts" in the Registration Statement (Form S-8) and related Prospectus pertaining to the 1995 Stock Option Plan and Directors' Stock
Option Agreements of Sterling House Corporation and to the incorporation by reference therein of our report dated March 26, 1996, with respect to the consolidated financial statements of Sterling House Corporation included in its Annual Report (Form 10-K) for the year ended December 31, 1995, filed with the Securities and Exchange Commission.


                                      ERNST & YOUNG LLP


Wichita, Kansas
May 8, 1996
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